CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the post-effective Amendment to the Registration Statement on Form N-1A of the Bridgeway Funds, Inc. relating to the Omni Small-Cap Value Fund, a series of shares of Bridgeway Funds, Inc.

BBD, LLP

Philadelphia, Pennsylvania
August 12, 2011